Exhibit 99.1

CVS Health Updates Financial Guidance, Highlights Strength of Businesses, and Announces Strategy to Uniquely Reimagine Health Care at Investor Day Event

•Outlines strategy to deliver best-in-class execution, transform consumer experiences, be the partner of choice, and harness unique enterprise capabilities

•Updates 2025 full-year financial guidance; provides 2026 full-year financial guidance

•Commits to mid-teens Adjusted EPS CAGR through 2028

•Announces strategy to uniquely reimagine health care through improved engagement and simplified experiences

HARTFORD, CT, December 9, 2025 – Today at its 2025 Investor Day, CVS Health® (NYSE: CVS) (the “Company”) will launch its strategy to deliver best-in-class execution, transform consumer experiences, be the partner of choice, and harness unique enterprise capabilities to address challenges across the health care system. With a powerful collection of diversified businesses that work together across the health care landscape – Aetna, CVS Caremark, CVS Pharmacy and Health Care Delivery – CVS Health and its over 300,000 dedicated colleagues can simplify care and improve health in ways no other company can.

“CVS Health is committed to being the most trusted health care company in America,” said President and CEO, David Joyner. “We are executing with discipline, strengthening our core businesses and delivering meaningful progress across our enterprise. As we look ahead, we are focused on building a simpler, more connected and more affordable health care experience for consumers, health care professionals, and payors, delivering value for all stakeholders.”

CVS Health has unmatched reach, with connections to approximately 185 million consumers across its businesses including over 9,000 pharmacies and through broad omnichannel capabilities. CVS Health brings innovative solutions to consumers and clients at scale. The Company builds engagement locally, with 85 percent of Americans living within 10 miles of a CVS Pharmacy. In addition, the Company has 1.5 million relationships with health care providers and more than 60 health plan clients, allowing it to play a central role in health care and providing a unique opportunity to shape the future of health care.

“In my nearly 40 years at the Company, I have seen our businesses and our industry find ways forward, always with consumer needs first. Our obligation is to ensure that CVS Health is best positioned to do the most good for the most people for the next 40 years,” said Joyner.

Updating 2025 full-year financial guidance, providing 2026 full-year financial guidance and long-term financial growth targets

At Investor Day, CVS Health will update its 2025 full-year financial guidance, provide 2026 full-year financial guidance and introduce its expectations for a mid-teens Adjusted EPS compound annual growth rate (“CAGR”) over the next three years, driven by unlocking the significant earnings power of its best-in-class businesses:

•strong earnings growth, powered by return to target margins at Aetna®
•winning and retaining business, while delivering attractive margins at CVS Caremark®
•sustaining earnings while serving as the front door to health care at CVS Pharmacy®
•driving towards breakeven with a path to sustained profitability across the Health Care Delivery business

“We are closing out 2025 with meaningful momentum across our businesses and we expect another year of strong earnings growth in 2026,” said executive vice president and Chief Financial Officer, Brian Newman. “We are committed to doing what we say. Our guidance philosophy is centered on providing credible and clear expectations with opportunities for outperformance. Our long-term outlook highlights the power of our diversified enterprise in a constantly evolving industry.”

2025 full-year financial guidance
Today, the Company is updating its 2025 full-year financial guidance provided on its October 29, 2025 earnings call as follows:

•Raised total revenues guidance to at least $400.0 billion from at least $397.3 billion
•Raised GAAP operating income guidance range to $4.37 billion to $4.54 billion from $4.29 billion to $4.46 billion
•Raised adjusted operating income guidance range to $14.22 billion to $14.39 billion from $14.14 billion to $14.31 billion
•Raised GAAP diluted earnings (loss) per share guidance range to $(0.32) to $(0.22) from $(0.34) to $(0.24)
•Raised Adjusted EPS guidance range to $6.60 to $6.70 from $6.55 to $6.65
•Confirmed cash flow from operations guidance range of $7.5 billion to $8.0 billion

2026 full-year financial guidance
The Company is initiating its 2026 full-year financial guidance as follows:

•Total revenues of at least $400.0 billion
•GAAP operating income guidance range of $13.26 billion to $13.60 billion
•Adjusted operating income guidance range of $15.07 billion to $15.41 billion
•GAAP diluted EPS guidance range of $5.94 to $6.14
•Adjusted EPS guidance range of $7.00 to $7.20
•Cash flow from operations guidance of at least $10.0 billion

Mid-teens Adjusted EPS CAGR through 2028
CVS Health expects to achieve a mid-teens Adjusted EPS CAGR through 2028 driven by continued strong performance from its unique collection of businesses, underpinned by best-in-class innovation and technology.

Announces open consumer engagement platform to simplify care and improve health

CVS Health today announced the launch of a new technology products and services offering, focusing on “Engagement as a Service.” CVS Health is building upon its leading technology position to create an open consumer engagement platform that integrates experiences across its entities and participating industry partners.

Engagement can make a difference for people accessing and getting more value from their health care experiences. Engagement can help consumers live longer and healthier lives, deliver lower health care costs, reduces hospital readmissions, and unlocks personalized products and services and go-to-market strategies.

The open consumer engagement platform can create new sources of value for the partners and participants on the platform, and for CVS Health:
•CVS Health is creating a fully integrated platform for its entities.
•CVS Health is building the platform as an artificial intelligence (“AI”)-native product.
•CVS Health plans to bring together the various components of health care into one easy to use platform, anchored in a singular app.

•The work builds on industry-leading AI driven solutions which are already deployed at Aetna, CVS Caremark, CVS Pharmacy, and the Health Care Delivery businesses, helping CVS Health to be more proactive in customer and consumer engagement, and driving efficiency in its operations.

Webcast Information

The conference will begin at 8:00 AM ET. A link to the live webcast and presentation materials will be available on the Investor Relations portion of the CVS Health website at investors.cvshealth.com where it will be archived for a period of one year.

###

About CVS Health

CVS Health is a leading health solutions company building a world of health around every consumer, wherever they are. As of September 30, 2025, the Company had over 9,000 retail pharmacy locations, more than 1,000 walk-in and primary care medical clinics and a leading pharmacy benefits manager with approximately 87 million plan members. The Company also serves an estimated more than 37 million people through traditional, voluntary and consumer-directed health insurance products and related services, including highly rated Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company’s integrated model uses personalized, technology driven services to connect people to simply better health, increasing access to quality care, delivering better outcomes, and lowering overall costs.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include, but are not limited to, references to CVS Health Corporation’s priority areas for strategic growth, financial outlook, long-term growth targets, capital deployment, Mr. Joyner’s quotations, Mr. Newman’s quotation, the information under the headings “Updating 2025 full-year financial guidance, providing 2026 full-year financial guidance and long-term financial growth targets”, including “2025 full-year financial guidance” and “2026 full-year financial guidance”, “Mid-teens Adjusted EPS CAGR through 2028”, “Announces open consumer engagement platform to simplify care and improve health” and the information included in the reconciliations and endnotes. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025 and our Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted operating income and adjusted EPS. In accordance with SEC regulations, you can find the definitions of the non-GAAP measures, as well as reconciliations to the most directly comparable GAAP measures, below in this press release.

Media Contact
Ethan Slavin
860-273-6095
SlavinE@CVSHealth.com

Investor Contact
Larry McGrath
800-201-0938
InvestorInfo@CVSHealth.com

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, goodwill impairment charges, Health Care Delivery clinic closure charges, opioid litigation charges, office real estate optimization charges, certain legacy litigation charges, losses on Accountable Care assets and restructuring charges. The Company’s chief operating decision maker (“CODM”) uses adjusted operating income as its principal measure of segment performance as it enhances the CODM’s ability to compare past financial performance with current performance and analyze underlying business performance and trends. The consolidated measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income.
The following are reconciliations of projected operating income to projected adjusted operating income:

	Year Ending
	December 31,
	2026E		2025E		2024
In millions	Low	High	Low	High	Actual
Operating income (GAAP measure)	$13,260	$13,600	$4,365	$4,535	$8,516
Amortization of intangible assets	1,730	1,730	2,000	2,000	2,025
Net realized capital (gains) losses	—	—	59	59	(117)
Acquisition-related integration costs (1)	80	80	150	150	243
Goodwill impairment (2)	—	—	5,725	5,725	—
Health Care Delivery clinic closure charge (3)	—	—	83	83	—
Opioid litigation charges (4)	—	—	320	320	100
Office real estate optimization charges (5)	—	—	10	10	30
Legacy litigation charges (6)	—	—	1,220	1,220	—
Loss on Accountable Care assets (7)	—	—	288	288	—
Restructuring charges (8)	—	—	—	—	1,179
Adjusted operating income	$15,070	$15,410	$14,220	$14,390	$11,976

Adjusted Earnings Per Share
(Unaudited)

GAAP diluted earnings (loss) per share and Adjusted EPS, respectively, are calculated by dividing net income (loss) attributable to CVS Health and adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income (loss) attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, goodwill impairment charges, Health Care Delivery clinic closure charges, opioid litigation charges, office real estate optimization charges, certain legacy litigation charges, losses on Accountable Care assets, restructuring charges, the gain on deconsolidation of subsidiary, gains on early extinguishment of debt, as well as the corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health.
The following are reconciliations of projected GAAP diluted earnings (loss) per share to projected Adjusted EPS:

	Year Ending
	December 31,
	2026E		2025E		2024
	Low	High	Low	High	Actual
In millions, except per share amounts	Per Common Share
Net income (loss) attributable to CVS Health (GAAP measure)	$5.94	$6.14	$(0.32)	$(0.22)	$3.66
Non-GAAP adjustments:
Amortization of intangible assets	1.35	1.35	1.57	1.57	1.61
Net realized capital (gains) losses	—	—	0.05	0.05	(0.09)
Acquisition-related integration costs (1)	0.06	0.06	0.12	0.12	0.19
Goodwill impairment (2)	—	—	4.50	4.50	—
Health Care Delivery clinic closure charge (3)	—	—	0.07	0.07	—
Opioid litigation charges (4)	—	—	0.25	0.25	0.08
Office real estate optimization charges (5)	—	—	0.01	0.01	0.02
Legacy litigation charges (6)	—	—	0.96	0.96	—
Loss on Accountable Care assets (7)	—	—	0.23	0.23	—
Restructuring charges (8)	—	—	—	—	0.93
Gain on deconsolidation of subsidiary (9)	—	—	(0.38)	(0.38)	—
Gain on early extinguishment of debt (10)	—	—	—	—	(0.39)
Tax impact of non-GAAP adjustments (11)	(0.35)	(0.35)	(0.46)	(0.46)	(0.59)
Adjusted income attributable to CVS Health	$7.00	$7.20	$6.60	$6.70	$5.42

Weighted average diluted shares outstanding	1,285	1,285	1,267	1,267	1,262
Adjusted weighted average diluted shares outstanding (non-GAAP) (12)	1,285	1,285	1,270	1,270	1,262
_____________________________________________
(1)The acquisition-related integration costs relate to the acquisitions of Signify Health, Inc. and Oak Street Health, Inc.
(2)The goodwill impairment charge relates to the Health Care Delivery reporting unit within the Health Services segment.
(3)The Health Care Delivery clinic closure charge primarily relates to the write down of long-lived assets in connection with the planned closure of certain existing Oak Street Health clinics in 2026, as well as associated severance and employee-related costs expected to be incurred.
(4)The opioid litigation charges relate to changes in the Company’s accrual related to ongoing opioid litigation matters.
(5)The office real estate optimization charges primarily relate to the abandonment of leased real estate and the related right-of-use assets and property and equipment in connection with the Company’s evaluation of corporate office real estate space in response to its ongoing flexible work arrangement.
(6)The legacy litigation charges relate to two court decisions associated with the Company’s past business practices.
In April 2025, a jury found Omnicare, LLC (“Omnicare”) and CVS Health Corporation liable in connection with alleged violations of the federal False Claims Act related to dispensing practices by Omnicare from 2010, prior to its acquisition by the Company in 2015, through 2018. Accordingly, the Company recorded a litigation charge of $387 million during the first quarter of 2025. During the second quarter of 2025, the Company recorded a charge of $542 million, reflecting penalties assessed under the False Claims Act.

In June 2025, a court found certain subsidiaries of CVS Health Corporation liable for damages in connection with a complaint filed in February 2014, in which the government declined to intervene, related to pharmacy benefit management direct and indirect remuneration reporting practices for two clients from 2010 through 2016, which the Company has since modified. In connection with this court decision, the Company recorded a litigation charge of $291 million during the second quarter of 2025.
(7)The loss on Accountable Care assets represents the pre-tax loss on the divestiture of the Company’s Medicare Shared Savings Program (“MSSP”) operations, which the Company sold in March 2025, as well as costs incurred in connection with the process of winding down the Company’s Accountable Care Organization Realizing Equity, Access, and Community Health (“ACO REACH”) operations.
(8)The restructuring charges are primarily comprised of a store impairment charge, corporate workforce optimization costs, including severance and employee-related costs, a stock-based compensation charge and other asset impairment and related charges associated with the discontinuation of certain non-core assets. During the third quarter of 2024, the Company finalized an enterprise-wide restructuring plan intended to streamline and simplify the organization, improve efficiency and reduce costs. In connection with this restructuring plan, the Company completed a strategic review of its retail business and determined that it planned to close additional retail stores in 2025, and, accordingly, it recorded a store impairment charge to write down the associated lease right-of-use assets and property and equipment. In addition, during the third quarter of 2024, the Company also conducted a review of its various strategic assets and determined that it would discontinue the use of certain non-core assets, at which time impairment losses were recorded to write down the carrying value of these assets to the Company’s best estimate of their fair value.
(9)The gain on deconsolidation of subsidiary relates to Omnicare, a wholly-owned indirect subsidiary of CVS Health Corporation, and certain of its subsidiary entities (collectively, the “Omnicare Entities”). In September 2025, the Omnicare Entities voluntarily initiated Chapter 11 proceedings under the U.S. Bankruptcy Code, at which time the Company determined that it no longer retained control of the Omnicare Entities and deconsolidated the subsidiaries.
(10)The gain on early extinguishment of debt relates to the Company’s repayment of approximately $2.6 billion of its outstanding senior notes in December 2024, pursuant to its tender offer for such senior notes.
(11)Represents the corresponding tax benefit or expense related to the items excluded from Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.
(12)Projected Adjusted EPS for the year ended December 31, 2025 is calculated utilizing projected weighted average diluted shares outstanding, which include potential common shares, as the impact of the potential common shares was dilutive. The potential common shares were excluded from the calculation of projected GAAP loss per share for the year ended December 31, 2025, as the shares would have had an anti-dilutive effect as a result of the projected GAAP net loss.